Exhibit 99.1

         Powerwave Technologies Reports Third Quarter Results

    SANTA ANA, Calif.--(BUSINESS WIRE)--Oct. 29, 2007--Powerwave Technologies, Inc. (NASDAQ:PWAV) today reported net sales of $200.7 million for its third quarter ended September 30, 2007, compared to third quarter fiscal 2006 revenues of $145.8 million. Powerwave also reported a third quarter net loss of $28.6 million, which includes a pre-tax total of $8.2 million of restructuring and impairment charges and $7.6 million of intangible asset amortization. For the third quarter, the net loss equates to a basic loss per share of 22 cents. This compares to a net loss from continuing operations of $29.2 million, or a loss per share from continuing operations of 26 cents for the prior year period. For the third quarter of fiscal 2007, excluding restructuring and impairment charges, and intangible asset amortization, on a pro forma basis, Powerwave would have reported a net loss of $10.2 million, or a basic loss per share of 8 cents.

    For the first nine months of fiscal 2007, Powerwave reported total sales of $549.9 million compared with $547.1 million for the first nine months of fiscal 2006. Powerwave reported a total net loss for the first nine months of 2007 of $120.3 million, or a basic net loss per share of 92 cents, compared to a net loss from continuing operations of $20.9 million or a basic loss per share from continuing operations of 19 cents for the first nine months of fiscal 2006. The results for the first nine months of 2007 include a total of $53.5 million of restructuring and impairment and acquisition related charges and intangible asset amortization, and the results for the first nine months of 2006 include $37.6 million of such expenses.

    "We experienced steady growth in the direct network operator markets coupled with continued demand from several of our OEM customers during the third quarter, as we continued to focus on reducing our overall cost structure and restructuring parts of our manufacturing operations," stated Ronald Buschur, President and Chief Executive Officer of Powerwave Technologies. "While there have been some concerns expressed by several participants in the wireless market concerning slowness within the marketplace, we continue to believe that the second half of this year is showing signs of increased demand for wireless infrastructure equipment. During the third quarter, we made significant progress in further reducing our overall cost structure and we will continue to focus on driving cost reductions throughout our business for the remainder of the year. We continue to believe that Powerwave is in an excellent position to build upon and capture the long-term growth opportunities in our markets throughout the world."

    For the third quarter of 2007, total Americas revenues were $55.8 million or approximately 28% of revenues, as compared to $30.4 million or approximately 21% of revenues for the third quarter of 2006. Total sales to customers based in Asia accounted for approximately 26% of revenues or $52.8 million for the third quarter of 2007, compared to 14% of revenues or $20.6 million for the third quarter of 2006. Total Europe, Africa and Middle East revenues for the third quarter of 2007 were $92.1 million or approximately 46% of revenues, as compared to $94.7 million or approximately 65% of revenues for the third quarter of 2006.

    For the third quarter of 2007, sales of products within our antenna systems group totaled $44.4 million or 22% of total revenues, sales of products in our base station systems group totaled $146.4 million or 73% of revenues and our coverage systems group totaled $10.0 million or 5% of revenues for the third quarter.

    For the third quarter of 2007, Powerwave's largest customers included Nokia Siemens Networks, which accounted for approximately 35% of revenues, and Alcatel-Lucent, which accounted for approximately 17% of revenues for the quarter. In terms of customer profile for the third quarter of 2007, our total OEM sales accounted for approximately 73% of total revenues and total direct and operator sales accounted for approximately 27% of revenues for the quarter.

    In terms of transmission standards, for the third quarter of 2007, 2 and 2.5G standards accounted for approximately 83% of our total revenue, 3G standards accounted for approximately 14% of our total revenue and WiMAX accounted for approximately 3% of our total revenue.

    Equity Compensation Expense

    Powerwave implemented SFAS 123R, share-based payment, effective for the first quarter of fiscal 2006. Accordingly, the results reported herein include approximately $1.4 million of pre-tax compensation expense for the third quarter of 2007, and $3.6 million for the first nine months of fiscal 2007, almost all of which is included in operating expenses. This had the effect of increasing the loss per share for the third quarter of 2007 by 1 cent and increasing the loss per share for the first nine months of 2007 by 3 cents. The impact on the third quarter of 2006 decreased the earnings per share by 1 cent and decreased the first nine months of 2006 by 3 cents.

    Balance Sheet

    At September 30, 2007, Powerwave had total cash and cash equivalents of $197.7 million, which includes restricted cash of $7.3 million. The cash balances reflect the addition of approximately $145.5 million in net proceeds from the Company's 3.875% Convertible Subordinated Notes due 2027 that were issued on September 24, 2007 and the repayment of approximately $12.7 million in short-term borrowings that were outstanding at the end of the second quarter of 2007. Total net inventories were $134.4 million and net accounts receivable were $211.0 million at September 30, 2007.

    Non-GAAP Financial Information

    This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation
G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave's management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisitions the company has made, including the amortization of certain intangible assets resulting from the purchase accounting valuation of these acquisitions. Also excluded are restructuring and impairment charges related to the consolidation of the Company's manufacturing and engineering facilities as well as the severance costs related to facility closures. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring and impairment charges will not impact future operating results, and the amortization of intangible assets is a non-cash expense.

    Company Background

    Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS, 3G and WiMAX networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave's advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

    Attached to this news release are preliminary unaudited consolidated financial statements for the third quarter ended
September 30, 2007.

    Conference Call

    Powerwave is providing a simultaneous Webcast and live dial-in number of its third quarter fiscal 2007 financial results conference call on Monday, October 29, 2007 at 2:00 PM Pacific time. To access this audio Webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q3 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 614-2704 and enter reservation number 58288264. A replay of the Webcast will be available beginning approximately 2 hours after completion of the initial Webcast. Additionally, an audio playback of the conference call will be available at approximately 4:00 PM Pacific time on October 29, 2007 through November 12, 2007 by calling (617) 801-6888 and entering reservation number 48320136.

    Forward-Looking Statements

    The foregoing statements regarding growth opportunities within the wireless communications infrastructure industry and Powerwave's ability to capitalize on such opportunities as well as statements regarding increases in demand from wireless network operators are "forward-looking statements." These statements are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: our ability to successfully integrate recent acquisitions; delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks, 3G and WiMAX networks; consolidation of our customers has reduced demand for our products; our ability to achieve manufacturing cost reductions and operating expense reductions; wireless network operators may decide to not continue to deploy infrastructure equipment in the quantities that we expect; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; the inability to realize anticipated costs savings and synergies from the acquisition of the Wireless Infrastructure Division of Filtronic plc; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in the Company's Form 10-K for the fiscal year ended December 31, 2006, Form 10-Q for the quarterly period ended July 1, 2007, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



                       UNAUDITED - PRELIMINARY
                     POWERWAVE TECHNOLOGIES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)

                              Three Months Ended   Nine Months Ended
                              ----------------------------------------
                              Sept. 30,  Oct. 1,  Sept. 30,   Oct. 1,
                                2007      2006       2007      2006
                              --------- --------- --------------------
Net sales                     $200,673  $145,768  $ 549,946  $547,134
Cost of sales:
  Cost of goods                160,499   121,789    447,306   429,393
  Intangible asset
   amortization                  4,910     3,615     14,716     9,594
  Acquired inventory
   incremental costs (1)             -         -          -       235
  Restructuring and
   impairment charges            7,998         -     24,656         -
                              --------- --------- --------------------
Total cost of sales            173,407   125,404    486,678   439,222
                              --------- --------- --------------------

Gross profit                    27,266    20,364     63,268   107,912

Operating expenses:
  Sales and marketing           13,090     9,556     40,351    26,765
  Research and development      17,896    15,513     65,965    45,944
  General and administrative    18,282    13,210     56,298    39,564
  Intangible asset
   amortization                  2,656     2,487      8,313     6,739
  Restructuring and
   impairment charges              224    20,854      5,783    21,025
                              --------- --------- ---------- ---------
Total operating expenses        52,148    61,620    176,710   140,037
                              --------- --------- --------------------

Operating loss                 (24,882)  (41,256)  (113,442)  (32,125)

Other income (expense), net     (2,279)    2,962     (3,484)    4,425
                              --------- --------- ---------- ---------

Loss from continuing
 operations before income
 taxes                         (27,161)  (38,294)  (116,926)  (27,700)
Provision (benefit) for
 income taxes                    1,457    (9,080)     3,344    (6,836)
                              --------- --------- ---------- ---------
Loss from continuing
 operations                    (28,618)  (29,214)  (120,270)  (20,864)
                              --------- --------- ---------- ---------
Income from discontinued
 operations, net of income
 taxes                               -       115          -     2,107
                              --------- --------- ---------- ---------
Loss on sale of subsidiary           -   (25,271)         -   (25,271)
                              ========= ========= ========== =========
Total discontinued
 operations, net of income
 taxes                               -   (25,156)         -   (23,164)
                              ========= ========= ========== =========
Net loss                      $(28,618) $(54,370) $(120,270) $(44,028)
                              ========= ========= ========== =========
Loss per share from
 continuing operations:
              - basic:        $  (0.22) $  (0.26) $   (0.92) $  (0.19)
              - diluted:(2)   $  (0.22) $  (0.26) $   (0.92) $  (0.19)

Loss per share from
 discontinued operations:
              - basic:        $      -  $  (0.22) $       -  $  (0.20)
              - diluted:(2)   $      -  $  (0.22) $       -  $  (0.20)

Net loss per share:
              - basic:        $  (0.22) $  (0.48) $   (0.92) $  (0.39)
              - diluted:(2)   $  (0.22) $  (0.48) $   (0.92) $  (0.39)

Weighted average common
 shares used in computing per
 share amounts:
              - basic:         130,738   112,306    130,411   112,044
              - diluted:       130,738   112,306    130,411   112,044

(1) This represents costs related to the write-up of acquired
 VersaFlex finished goods inventory to fair value in the second quarter of 2006.

(2) Diluted earnings per share do not include the add back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes as the effect would be anti-dilutive.




                     POWERWAVE TECHNOLOGIES, INC.
                       PERCENTAGE OF NET SALES

                                  Three Months Ended Nine Months Ended
                                     (unaudited)        (unaudited)
                                  ------------------ -----------------
                                  Sept. 30,  Oct. 1, Sept. 30, Oct. 1,
                                     2007     2006     2007     2006
                                  ---------- ------- -----------------
Net sales                            100.0%  100.0%    100.0%  100.0%
Cost of sales:
  Cost of goods                       80.0    83.5      81.3    78.5
  Intangible asset amortization        2.4     2.5       2.7     1.8
  Acquired inventory incremental
   costs                               -       -         -       0.0
  Restructuring and impairment
   charges                             4.0     -         4.5     -
                                  ---------- ------- --------- -------
Total cost of sales                   86.4    86.0      88.5    80.3
                                  ---------- ------- --------- -------

Gross profit                          13.6    14.0      11.5    19.7

Operating expenses:
  Sales and marketing                  6.5     6.6       7.3     4.9
  Research and development             8.9    10.6      12.0     8.4
  General and administrative           9.1     9.1      10.2     7.2
  Intangible asset amortization        1.4     1.7       1.5     1.2
  Restructuring and impairment
   charges                             0.1    14.3       1.1     3.9
                                  ---------- ------- --------- -------
Total operating expenses              26.0    42.3      32.1    25.6
                                  ---------- ------- --------- -------

Operating loss                       (12.4)  (28.3)    (20.6)   (5.9)

Other income (expense), net           (1.1)    2.0      (0.7)    0.8
                                  ---------- ------- --------- -------

Loss from continuing operations
 before income taxes                 (13.5)  (26.3)    (21.3)   (5.1)
Provision (benefit) for income
 taxes                                 0.8    (6.3)      0.6    (1.3)
                                  ---------- ------- --------- -------
Loss from continuing operations      (14.3)  (20.0)    (21.9)   (3.8)
                                  ---------- ------- --------- -------
  Income from discontinued
   operations, net of income
   taxes                               -       -         -       0.4
  Loss on sale of subsidiary           -     (17.3)      -      (4.6)
                                  ---------- ------- --------- -------
Total discontinued operations,
 net of income taxes                   -     (17.3)      -      (4.2)
                                  ---------- ------- --------- -------
Net loss                             (14.3)% (37.3)%   (21.9)%  (8.0)%
                                  ========== ======= ========= =======




                     POWERWAVE TECHNOLOGIES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                 RECONCILIATION OF PRO FORMA RESULTS
               (In thousands, except per share amounts)


                                          Three Months Ended
                                             (Unaudited)
                                  -----------------------------------
                                                           Pro Forma
                                  Sept. 30,                Sept. 30,
                                    2007     Adjustments     2007
                                  -----------------------------------
Net sales                         $200,673           -     $200,673
Cost of sales:
  Cost of goods                    160,499           -      160,499
  Intangible asset amortization      4,910      (4,910)(1)        -
  Restructuring and impairment
   charges                           7,998      (7,998)(2)        -
                                  -----------------------------------
Total cost of sales                173,407     (12,908)     160,499
                                  -----------------------------------
Gross profit                        27,266      12,908       40,174
Operating expenses:
  Sales and marketing               13,090           -       13,090
  Research and development          17,896           -       17,896
  General and administrative        18,282           -       18,282
  Intangible asset amortization      2,656      (2,656)(1)        -
  Restructuring and impairment
   charges                             224        (224)(2)        -
                                  -----------------------------------
Total operating expenses            52,148      (2,880)      49,268
                                  -----------------------------------
Operating loss                     (24,882)     15,788       (9,094)
Other expense, net                  (2,279)          -       (2,279)
                                  -----------------------------------
Loss from continuing operations
 before income taxes               (27,161)     15,788      (11,373)
Provision (benefit) for income
 taxes                               1,457      (2,594)(3)   (1,137)
                                  -----------------------------------
Loss from continuing operations   $(28,618)     18,382     $(10,236)
                                  -----------------------------------

Discontinued operations, net of
 taxes
  Income from discontinued
   operations:                    $      -                 $      -
                                  -----------------------------------
Net Loss                          $(28,618)     18,382     $(10,236)
                                  -----------------------------------
Loss per share from continuing
 operations:
               - basic:           $  (0.22)                $  (0.08)
               - diluted: (4)     $  (0.22)                $  (0.08)

Income per share from
 discontinued operations:
        - basic & diluted(4):     $      -                 $      -

Net loss per share:
               - basic            $  (0.22)                $  (0.08)
               - diluted(4):      $  (0.22)                $  (0.08)

Weighted average common shares
 used in computing per share
 amounts:
               - basic:            130,738                  130,738
               - diluted:          130,738                  130,738


                                            Nine Months Ended
                                               (Unaudited)
                                     ---------------------------------
                                                            Pro Forma
                                     Sept. 30,              Sept. 30,
                                        2007    Adjustments    2007
                                     ---------------------------------
Net sales                            $ 549,946        -     $ 549,946
Cost of sales:
  Cost of goods                        447,306        -       447,306
  Intangible asset amortization         14,716  (14,716)(1)         -
  Restructuring and impairment
   charges                              24,656  (24,656)(2)         -
                                     ---------------------------------
Total cost of sales                    486,678  (39,372)      447,306
                                     ---------------------------------
Gross profit                            63,268   39,372       102,640
Operating expenses:
  Sales and marketing                   40,351        -        40,351
  Research and development              65,965        -        65,965
  General and administrative            56,298        -        56,298
  Intangible asset amortization          8,313   (8,313)(1)         -
  Restructuring and impairment
   charges                               5,783   (5,783)(2)         -
                                     ---------------------------------
Total operating expenses               176,710  (14,096)      162,614
                                     ---------------------------------
Operating loss                        (113,442)  53,468       (59,974)
Other expense, net                      (3,484)       -        (3,484)
                                     ---------------------------------
Loss from continuing operations
 before income taxes                  (116,926)  53,468       (63,458)
Provision (benefit) for income
 taxes                                   3,344   (9,689)(3)    (6,345)
                                     ---------------------------------
Loss from continuing operations      $(120,270)  63,157     $ (57,113)
                                     ---------------------------------

Discontinued operations, net of
 taxes
  Income from discontinued
   operations:                       $       -              $       -
                                     ---------------------------------
Net Loss                             $(120,270)  63,157     $ (57,113)
                                     ---------------------------------
Loss per share from continuing
 operations:
               - basic:              $   (0.92)             $   (0.44)
               - diluted: (4)        $   (0.92)             $   (0.44)

Income per share from discontinued
 operations:
        - basic & diluted(4):        $       -              $       -

Net loss per share:
               - basic               $   (0.92)             $   (0.44)
               - diluted(4):         $   (0.92)             $   (0.44)

Weighted average common shares used
 in computing per share amounts:
               - basic:                130,411                130,411
               - diluted:              130,411                130,411


(1) These costs include the amortization of acquired technology and other identified intangible assets included in cost of goods sold and operating expenses, respectively.

(2) These costs include restructuring and impairment charges related to the current restructuring plans included in cost of goods sold and operating expenses, respectively.

(3) This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective income tax benefit rate of 10% for the 2007 periods.

(4) Diluted loss per share do not include the add-back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes as the effect would be anti-dilutive.




                     POWERWAVE TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                            Sept. 30,    December 31,
                                               2007          2006
                                          -------------- -------------
                                          (unaudited)(1) (see note)(2)
ASSETS:
-----------------------------------------

Cash and cash equivalents                 $      190,430 $      41,544
Restricted cash                                    7,260         6,292
Accounts receivable, net                         210,952       211,421
Inventories, net                                 134,393       163,752
Property, plant and equipment, net               112,145       138,672
Other assets                                     627,050       654,051
                                          -------------- -------------
Total assets                              $    1,282,230 $   1,215,732
                                          -------------- -------------


LIABILITIES AND SHAREHOLDERS' EQUITY:
-----------------------------------------

Accounts payable                          $      127,195 $     115,966
Short-term debt                                  130,013             -
Long-term debt                                   350,000       330,000
Accrued expenses and other liabilities           112,147       118,168
Total shareholders' equity                       562,875       651,598
                                          -------------- -------------
Total liabilities and shareholders'
 equity                                   $    1,282,230 $   1,215,732
                                          -------------- -------------

(1) September 30, 2007 balances are preliminary and subject to reclassification adjustments.

(2) December 31, 2006 balances were derived from the audited consolidated financial statements.

    CONTACT: Powerwave Technologies, Inc.
             Kevin Michaels, 714-466-1608